Exhibit 23.2

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426      (614) 766-1459 FAX

March 7, 2019

The Boards of Directors

Eureka Homestead

Eureka Homestead Bancorp, Inc.

1922 Veterans Boulevard

Metairie, Louisiana 70005

Members of the Boards:

We hereby consent to the use of our firm’s name in (i) the Registration Statement on Form S-1 and any amendments thereto, to be filed by Eureka Homestead Bancorp, Inc., with the Securities and Exchange Commission, and (ii) the Application for Conversion to be filed by Eureka Homestead on Form AC with the Office of the Comptroller of the Currency, as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our appraisal and our statement concerning subscription rights and liquidation rights in such filings, including the prospectus of Eureka Homestead Bancorp, Inc. and being named as an expert in the Prospectus.

Sincerely,

KELLER & COMPANY, INC.

/s/ Michael R.Kellar
Michael R. Keller
President

MRK:jmm